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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement No. 333-158782 on Form S-8 for the Abbott Laboratories 2009 Incentive Stock Program;

  2)
  Registration Statement Nos. 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178, 333-109250, 333-124850, and 333-158782 on Form S-8 for the Abbott Laboratories 1996 Incentive Stock Program;

  3)
  Registration Statement Nos. 333-74220, 333-102179, 333-124851, 333-153200, 333-169886, 333-204773 and 333-227803 on Form S-8 for the Abbott Laboratories Deferred Compensation Plan;

  4)
  Registration Statement Nos. 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180, 333-109253, 333-124849, 333-141116, 333-153198, 333-169888, 333-204772 and 333-227802 on Form S-8 for the Abbott Laboratories Stock Retirement Program and Trusts;

  5)
  Registration Statement No. 333-158124 on Form S-8 for the Amended and Restated Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan, as amended, the 2004 Stock Incentive Plan, as amended and restated, the Advanced Medical Optics, Inc. 2005 Incentive Compensation Plan, the VISX, Incorporated 2001 Nonstatutory Stock Option Plan, the VISX, Incorporated 2000 Stock Plan, the VISX, Incorporated 1995 Director Option and Stock Deferral Plan, as amended and restated, and the VISX, Incorporated 1995 Stock Plan, as amended;

  6)
  Registration Statement No. 333-202508 on Form S-3;

  7)
  Registration Statement Nos. 333-212002 and 333-216141 on Form S-4;

  8)
  Post-Effective Amendment on Form S-8 to Registration Statement No. 333-212002 on Form S-4 for the St. Jude Medical, Inc. 2007 Stock Incentive Plan, as Amended and Restated (2014) and the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan;

  9)
  Registration Statement Nos. 333-215423 and 333-227804 on Form S-8 for the Management Savings Plan (f/k/a the St. Jude Medical, Inc. Management Savings Plan), as amended and restated effective January 1, 2016; and

  10)
  Registration Statement No. 333-217540 on Form S-8 for the Abbott Laboratories 2017 Incentive Stock Program and the Abbott Laboratories 2017 Employee Stock Purchase Plan for Non-U.S. Employees

of our reports dated February 22, 2019, with respect to the consolidated financial statements, schedule and the effectiveness of internal control over financial reporting of Abbott Laboratories and subsidiaries, included in this Annual Report (Form 10-K) of Abbott Laboratories and subsidiaries for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Chicago, Illinois
February 22, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM